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                                                                     Exhibit 3.1


                         CERTIFICATE OF INCORPORATION
                                      OF
                        EDWARD MERGER SUBSIDIARY, INC.

                                   ARTICLE I

     The name of this Corporation is: Edward Merger Subsidiary, Inc.

                                  ARTICLE II

     The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Registered Agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

     A. The total number of shares of capital stock which the Corporation shall have authority to issue is 145,000,000, of which (i) 25,000,000 shares shall be preferred stock, of the par value of $.000001 per share (hereinafter referred to as "Preferred Stock"), and (ii) 120,000,000 shares shall be common stock, of the par value of $.000001 per share (hereinafter referred to as "Common Stock"). All shares of Common Stock and Preferred Stock shall be fully paid up when issued and shall be non-assessable.

     B. The preferences, limitations, and relative rights of the shares of each class of capital stock of the Corporation shall be as follows:

         1.  Preferred Stock.

             a. Division into Series. The Board of Directors shall have authority to divide the Preferred Stock into as many series as the Board of Directors shall from time to time determine, and to issue the Preferred Stock in such series. The Board of Directors shall determine the number of shares comprising each series, which number may, unless otherwise provided by the Board of Directors in creating such series, be increased or decreased from time to time by action of the Board of Directors. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series.

             b. Authority of Board of Directors to Determine Preferences, Limitations, and Relative Rights. The Board of Directors shall have authority to determine, except as otherwise prescribed in this Article IV or by law, the preferences, limitations, and relative rights, including voting rights, of the shares of Preferred Stock before the issuance of any shares of such class or the
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          preferences, limitations, and relative rights, including voting rights, of the shares of any series of Preferred Stock before the issuance of any shares of such series. All shares of any such series shall have preferences, limitations, and relative rights, including voting rights, identical with those of other shares of the same series and, except to the extent otherwise provided in the description of such series, of those of other series of the Preferred Stock.

          2.  Common Stock.

          Subject to the preferences, limitations, and relative rights of the Preferred Stock, or any series thereof, the holders of Common Stock shall have all rights of stockholders, including, without limitation, (i) unlimited voting rights on all corporate matters on the basis of one vote per share, except as such voting rights may be limited or required to be shared together with another class or series as provided by law, and (ii) the right to receive the net assets of the corporation upon dissolution. Shares of Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

          3.  Denial of Preemptive Rights.

          No stockholder shall have any preemptive right to acquire additional shares of this Corporation, whether of shares originally authorized or other shares which may subsequently be authorized.

                                   ARTICLE V

     A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders, unless such consent is unanimous.

     B. Except as otherwise required by law and subject to the rights, if any, of the holders of Preferred Stock or any series thereof, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President of the Corporation or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors.

                                  ARTICLE VI

     A. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an "Indemnitee"), against all liability and loss suffered and

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expenses (including attorneys' fees) incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred by this ARTICLE VI shall be presumed to have been relied upon by the Indemnitee and shall be enforceable as a contract right. The Corporation may enter into contracts to provide individual Indemnitees with specific rights of indemnification to the fullest extent permitted by applicable law and may create trust funds, grant security interests, obtain letters of credit, purchase and maintain insurance or use other means to ensure the payment of such amounts as may be necessary to effect the rights provided in this ARTICLE VI or in any such contract. The right to indemnification conferred by this ARTICLE VI shall be in addition to any other similar rights to indemnification which may be provided by contract, the Bylaws of the Corporation or applicable law.

     C. Upon making a request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification under this ARTICLE VI and the Corporation shall have the burden of proof to overcome that presumption in reaching any contrary determination. Such indemnification shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with any Proceeding, consistent with the provisions of applicable law.

                                  ARTICLE VII

     A. The number of Directors of this Corporation shall not be less than three nor more than twelve as may be determined from time to time by the affirmative vote of the majority of the Board of Directors. The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. At the organizational meeting of the sole incorporator of this Corporation, Class I Directors shall be elected for a one-year term, Class II Directors shall be elected for a two-year term and Class III Directors shall be elected for a three-year term. At each annual meeting of stockholders, beginning in 2001, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. A Director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor. Any vacancy on the Board of Directors that results from an increase in the number of Directors may be filled by the affirmative vote of a majority of the Board of Directors then in office, and any other vacancy occurring on the Board of Directors may be filled by the affirmative vote of a

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majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this ARTICLE VII unless expressly provided by such terms.

     B. There shall be no qualifications for election as a Director of the Corporation; except that no person shall be eligible to stand for election as a Director if such person has been convicted of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal.

     C. Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the Directors' power to manage the business and affairs of the Corporation; and no Bylaw shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

     D. A Director may be removed only for cause, and only by the affirmative vote of the holders of a majority of shares of stock entitled to vote in an election of Directors. No Director so removed may be reinstated so long as the cause for removal continues to exist. For purposes of this Section D of this
ARTICLE VII, "cause" shall be limited to: (i) conviction of a felony; (ii) declaration of unsound mind by order of a court; (iii) gross dereliction of duty; (iv) commission of a crime involving moral turpitude; or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to the Director and a material injury to the Corporation.

     E. Advance notice of nominations for the election of Directors other than nominations made by the Board of Directors or a committee thereof, as well as advance notice of any proposals or other matters to be presented at any meeting of the Corporation's stockholders, shall be given to the Corporation in the manner provided in the Bylaws.

                                 ARTICLE VIII

     In discharging the duties of their respective positions, the Board of Directors and/or a committee or committees of the Board and/or individual Directors (collectively or individually, as the case may be, a "Director" or "Directors") when evaluating any Acquisition Proposal (as defined below) or presenting any related matter to the stockholders of the Corporation, shall, in connection with the exercise of such Directors' judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to such factors as the Directors determine to be relevant, including without limitation:

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          1.  the consideration being offered in the Acquisition Proposal in relation to such Directors' estimate of: (i) the current value of the Corporation and/or its equity securities (or relevant portion of such equity securities) and/or its assets (or relevant portion of its assets) in a freely negotiated or independent transaction, whether in the form of a merger, consolidation, sale of assets or securities, reorganization, recapitalization, or any combination of the foregoing; (ii) the current value of the Corporation and/or its equity securities (or relevant portion of such equity securities) and/or its assets (or relevant portion of its assets) if orderly liquidated in a complete or partial liquidation; (iii) the future value of the Corporation and/or its equity securities (or relevant portion of such equity securities) and/or its assets (or relevant portion of its assets) over a period of years if the Corporation remained an independent entity, in each case discounted to current value at a discount rate reflective of the relevant risk or risks involved; (iv) premiums over market prices for the equity securities of other corporations in similar transactions; (v) the future prospects of the Corporation, the earnings potential and growth in asset value of the Corporation over a period of years, the Corporation's short-term and/or long-term plans and/or the likelihood of increasing or enhancing any or all of the foregoing if such short-term and/or long-term plans are achieved; (vi) other alternatives that may be available to the Corporation for increasing the current or future value of the Corporation and/or its equity securities (or relevant portion of its equity securities) and/or its assets (or relevant portion of its assets); and (vii) opinions or advice rendered by investment bankers, appraisers and other valuation professionals retained by the Corporation with respect to such of the matters set forth in (i)-(vi) above as may be relevant;

          2. then existing political, economic and other factors bearing on security prices or asset values generally or the current market value of the Corporation's securities or assets in particular;

          3. whether the Acquisition Proposal might violate federal, state or local laws;

          4. social, legal and economic effects on any or all groups affected, including, without limitation, stockholders, employees, suppliers, customers, creditors and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its businesses;

          5. the financial condition and earning prospects of the Person (as defined below) making the Acquisition Proposal including such Person's ability to service its debts and other existing or likely financial obligations;

          6. the competence, experience, integrity, intent and conduct (past, stated and potential) of the Person (as defined below) making the Acquisition Proposal;

          7. the short-term and long-term interests of the Corporation, including without limitation benefits that may accrue to the Corporation from its short-term and/or long-term plans and the possibility that these interests may be best served by the continued independence of the Corporation; and

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          8.  all other pertinent factors.

     In considering the foregoing factors, including any other pertinent factors not listed above, such Directors shall not be required, in considering the best interests of the Corporation, to regard any corporate interest or the interest of any particular group affected by such action, including, without limitation, the interests of stockholders of the Corporation, as a dominant or controlling interest or factor.

     For the purposes of this ARTICLE VIII, the term "Acquisition Proposal" shall mean a proposal or offer of any Person (it being understood that a "Person" shall mean any individual, firm, corporation or other entity): (a) to make a tender offer, exchange offer or other comparable offer for any equity security of the Corporation; (b) to effect a merger, consolidation, reorganization or recapitalization with or involving another Person (as defined above); (c) to effect any purchase, sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets or equity securities of the Corporation with or involving another Person (as defined above); (d) to effect a complete or partial liquidation or dissolution of the Corporation; or (e) to effect a "business combination" (as defined in Section 203(c)(3) of the General Corporation Law of Delaware, as amended from time to time).

                                  ARTICLE IX

     No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such Director as a Director; provided, however, that this ARTICLE IX shall not eliminate or limit the liability of a Director to the extent provided by applicable law: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of this ARTICLE IX shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                                   ARTICLE X

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code (relating to the General Corporation Law of the State of Delaware) or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code (relating to the General Corporation Law of the State of Delaware) order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors,

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and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, such compromise or arrangement and such reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE XI

     A. The original Bylaws of this Corporation shall be adopted in any manner provided by law.

     B. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the Bylaws of the Corporation by the vote of not less than a majority of the whole Board of Directors.

     C. Notwithstanding any other provisions in this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the stockholders of the Corporation shall also have the power, to the extent such power is at the time in question conferred on them by applicable law, to make, adopt, alter, amend or repeal the Bylaws of the Corporation only upon the affirmative vote of two-thirds (66.6%) or more of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class.

                                  ARTICLE XII

     A. In addition to any requirements of any other provisions of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation), the affirmative vote, at an annual or special meeting of the stockholders, of the holders of two-thirds (66.6%) or more of the combined voting power of the then outstanding shares of Voting Stock (as defined in Section C of ARTICLE XI), voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, ARTICLES V, VII, VIII and XI.

     B. In addition to any requirements of any other provisions of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation), the affirmative vote, at an annual or special meeting of the stockholders, of the holders of two-thirds (66.6%) or more of the combined voting power of the then outstanding shares of Voting Stock voting together as a single class shall be required to amend, alter or repeal, or adopt any provision in this Certificate of Incorporation inconsistent with the Bylaws of the Corporation.

     C. In addition to any requirements of any other provisions of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation), none of Sections A or B of this ARTICLE XII may be amended, altered or repealed, nor may any provision inconsistent therewith be adopted, unless the respective percentage or more of the combined voting power specified therein of the

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outstanding shares of Voting Stock, voting together as a single class, votes in favor thereof, nor may this Section C of this ARTICLE XII be amended, altered or repealed, nor may any provision inconsistent herewith be adopted unless the holders of two-thirds (66.6%) or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, vote in favor thereof.

     IN WITNESS WHEREOF, this Certificate of Incorporation has been executed on behalf of the Corporation by its Incorporator as of May 5, 2000, and each of them does hereby affirm and acknowledge that this Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true.

                              /s/ John A. Granda
                              ----------------------------------
                              John A. Granda, Incorporator
                              1201 Walnut, Suite 2800
                              Kansas City, Missouri 64106

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